Exhibit 10.69

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of July 2, 2015, by and among APPLE TEN HOSPITALITY, INC. (the “Borrower”), each of the Lenders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the financial institutions parties thereto as Lenders (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of July 26, 2013, as modified by that certain First Amendment to Credit Agreement dated as of October 3, 2013 (as so modified and in effect immediately prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)           By adding the following new definitions of “Anti-Corruption Laws,” “Anti-Terrorism Laws,” “Funds From Operations,” “Sanctioned Country,” “Sanctioned Person,” “Sanctions” and “Second Amendment Effective Date” in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery, corruption or money laundering, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning given that term in Section 6.1.(u).

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person for such period determined on a consolidated basis, minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period, plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for Unconsolidated Affiliates, plus (d) transaction costs associated with the acquisition of hotels included in the income statement for the respective period.  Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any member state of the European Union, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned County or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any member state of the European Union.

“Second Amendment Effective Date” means July 2, 2015.

(b)           By deleting the definitions of “Applicable Margin,” “LIBOR,” “LIBOR Market Index Rate,” “OFAC,” “Termination Date” and “Total Asset Value” in Section 1.1 of the Credit Agreement and substituting in lieu thereof, respectively, the following definitions:

“Applicable Margin” means the percentage rate set forth below corresponding to the ratio of Total Indebtedness to Total Asset Value as determined in accordance with Section 9.1.(a):

Level	Ratio of Total Indebtedness to Total Asset Value	Applicable Margin
1	Less than or equal to 0.350 to 1.00	1.85%
2	Greater than 0.350 to 1.00 but less than or equal to 0.450 to 1.00	2.10%
3	Greater than 0.450 to 1.00	2.35%

The Applicable Margin shall be determined by the Administrative Agent from time to time, based on the ratio of Total Indebtedness to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 8.3.  Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 8.3.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 8.3., the Applicable Margin shall equal the percentage corresponding to Level 3 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered.  Notwithstanding the foregoing, for the period from the Second Amendment Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin as set forth above, the Applicable Margin shall be determined based on Level 1.  Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition.  The provisions of this definition shall be subject to Section 2.3.(c).

“LIBOR” means the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to 30 days which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the applicable date of determination by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the applicable date of determination for a period equal to 30 days.  Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.  If LIBOR determined as provided above would be less than zero, LIBOR shall be deemed to be zero.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a Loan having a one-month period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the date of determination as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day.  The LIBOR Market Index Rate shall be determined on a daily basis.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Termination Date” means July 2, 2017, or such later date to which the Termination Date may be extended pursuant to and in accordance with Section 2.10.

“Total Asset Value” means, at a given time, the sum (without duplication) of (a) the Adjusted NOI for the period of four consecutive fiscal quarters of the Borrower most recently ended divided by (b) 8.50%.  For purposes of determining Total Asset Value (i) Adjusted NOI from Hotels disposed of by Apple REIT, the Borrower or any other Subsidiary during the period of four consecutive fiscal quarters of the Borrower most recently ended shall be excluded and (ii) with respect to any Hotel acquired during such period, book value of such Hotel shall be used in the calculation of Total Asset Value for the first 12 months following the acquisition of such Hotel.

(c)           By deleting clauses (b) and (c) of Section 3.5 of the Credit Agreement and substituting in lieu thereof, respectively, the following:

(b)           Unused Fee. During the period from the Second Amendment Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders an unused facility fee equal to the aggregate amount of the Commitments less the average outstanding principal balance of all Loans (including, without limitation, Swingline Loans) during each calendar quarter (as such amount is set forth in the table below) multiplied by the corresponding per annum rate set forth in the table below:

Amount by Which Commitments Exceed Revolving Loans	Unused Fee (percent per annum)
Less than or equal to 50% of the aggregate amount of Commitments	0.20%
Greater than 50% of the aggregate amount of Commitments	0.30%

Such fee shall be payable quarterly in arrears on the first day of each December, March, June and September during the term of this Agreement and on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.

(c)           Extension Fee.  If the Termination Date is being extended in accordance with Section 2.10., the Borrower shall pay to the Administrative Agent for the account of each Lender a fee equal to 0.15% of the amount of such Lender’s Commitment (whether or not utilized).  Such fee shall be due and payable in full on the date that would have been the Termination Date but for such extension.

(d)           By deleting clause (u) of Section 6.1 of the Credit Agreement and substituting in lieu thereof the following:

(u)           Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws.  None of the Borrower, any Subsidiary, any other Loan Party or, to the knowledge of the Borrower, any of their respective directors, officers, employees and agents (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States, 50 U.S.C. App. §§ 1 et seq., as amended (the “Trading with the Enemy Act”) or (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (including OFAC) or any enabling legislation or executive order relating thereto, including without limitation, Executive Order No. 13224, effective as of September 24, 2001 relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”).  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects.  None of the Borrower or any Subsidiary is, or derives any of its assets or operating income from investments in or transactions with, a Sanctioned Person and, to the knowledge of the Borrower, none of the respective directors, officers, employees or agents of the Borrower or any of its Subsidiaries is a Sanctioned Person.

(e)           By adding the following new sentence at the end of Section 7.2 of the Credit Agreement:

The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, each other Loan Party and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

(f)           By adding the following new sentence at the end of Section 7.8 of the Credit Agreement:

No proceeds of any Loan will be used directly or, to the knowledge of the Borrower, indirectly in any manner which would violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

(g)           By deleting clauses (e) and (g) of Section 9.1 of the Credit Agreement and substituting in lieu thereof, respectively, the following:

(e)           Dividend Payments.  Subject to the other limitations of this subsection, Apple REIT shall not make cash distributions with respect to its common stock in excess of (i) from the Second Amendment Effective Date through the first anniversary thereof, $0.825 per share per year (with such amount to be adjusted in a manner acceptable to the Administrative Agent to account for stock splits, stock dividends, recapitalizations and other similar events) and (ii) thereafter, 100% of Funds From Operations of Apple REIT during any fiscal year.  Subject to the following sentence, if an Event of Default exists, Apple REIT shall not, and shall not permit any of its Subsidiaries to, declare, make or pay dividends or other distributions to its shareholders (i) unless the Administrative Agent, with the authorization of the Requisite Lenders, has consented to any such distribution in writing, or (ii) until either (A) such Event of Default ceases to exist, or (B) the Loans and all other Obligations have been paid in full and satisfied, the Lenders have no further obligations to fund Loans hereunder, and the Borrower has no right to request Loans hereunder; provided that, subject to the following sentence, the Borrower may declare and make cash distributions to Apple REIT, and Apple REIT may declare and make cash distributions to its shareholders, each in an aggregate amount not to exceed the minimum amount necessary for Apple REIT to remain in compliance with Section 7.5.  If a Default or Event of Default specified in Section 10.1.(a), Section 10.1.(b)(i), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), Apple REIT and the Borrower shall not, and shall not permit any Subsidiary to, declare, make or pay dividends or other distributions to any Person except that Subsidiaries may pay cash distributions to the Borrower or any Guarantor.

(g)           Minimum Net Worth.  At all times during the term of this Agreement, Minimum Net Worth shall not be less than $580,000,000.

(h)           By deleting clause (h)(i) of Section 9.1 of the Credit Agreement and substituting in lieu thereof the following:

(i) Common stock, Preferred Equity Interests, other Equity Interests, and other Investments in Persons (other than Subsidiaries), such that the aggregate value of such interests calculated on the basis of the lower of cost or market, exceeds 10.0% of Total Asset Value;

(i)           By deleting the reference to “; and” at the end of clause (iv) of Section 9.1(h) of the Credit Agreement and substituting in lieu thereof a period; and by deleting clause (v) of Section 9.1(h) of the Credit Agreement in its entirety.

(j)           By deleting clause (ii) of Section 10.1(k) of the Credit Agreement and substituting in lieu thereof a reference to “[Reserved].”

(k)           By deleting Schedule I to the Credit Agreement and replacing it with Schedule I attached hereto.

(l)           By deleting Schedule 6.1.(d) to the Credit Agreement and replacing it with Schedule 6.1.(d) attached hereto.

(m)           By deleting Schedule 6.1.(j) to the Credit Agreement and replacing it with Schedule 6.1.(j) attached hereto.

(n)           By deleting Schedule 6.1.(k) to the Credit Agreement and replacing it with Schedule 6.1.(k) attached hereto.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent, as applicable:

(a)           a counterpart of this Amendment duly executed by the Borrower;

(b)           a Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)           an Accession Agreement duly executed by each of Apple Ten NC GP, Inc. (“Apple Ten NC GP”) and Apple Ten NC LP, Inc. (“Apple Ten NC LP”);

(d)           a certificate of the Secretary, Assistant Secretary, manager or managing member of each Loan Party (other than Apple Ten NC GP and Apple Ten NC LP) certifying (i) as to copies all corporate or other necessary action taken by such Loan Party to authorize the amendments contemplated by this Amendment and (ii) that there have been no amendments, supplements or other modifications to the articles of incorporation or organization (or equivalent) or the bylaws of such Loan Party since the date last certified to the Administrative Agent (or attaching copies of any such modifications, if applicable);

(e)           (i) good standing certificates (or equivalent) of each Loan Party (including Apple Ten NC GP and Apple Ten NC LP) certified as of a recent date by the appropriate state or government official in such Loan Party’s state of formation and (ii) certificates of qualification to transact business or other comparable certificates issued as of a recent date by each appropriate state or government official (including any state department of taxation, as applicable) of each state in which Apple Ten NC GP or Apple Ten NC LP owns a Hotel or any non-hotel real property asset;

(f)           a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each of Apple Ten NC GP and Apple Ten NC LP, with respect to each of the officers of each such Loan Party authorized to execute and deliver the Loan Documents to which Apple Ten NC GP and Apple Ten NC LP, respectively, are a party;

(g)           copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each of Apple Ten NC GP and Apple Ten NC LP of (i) the articles of organization of such Loan Party, (ii) the bylaws of such Loan Party and (iii) all board of directors or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(h)           an opinion of the Borrower’s general counsel and McGuire Woods LLP, counsel to the Borrower and the other Loan Parties, in each case addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may request;

(i)           payment by Borrower of the fees required by the Fee Letter dated May 27, 2015, executed and delivered by Borrower and Administrative Agent in connection herewith; and

(j)           such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3.  Representations.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)           Authorization.  The Borrower has the corporate power and authority and the legal right to execute and deliver this Amendment and the other documents contemplated hereby and to perform its obligations in respect of this Amendment, the Credit Agreement as amended by this Amendment, and the other documents contemplated hereby and has taken all necessary corporate action to authorize the execution and delivery of each such document and the performance of its obligations in respect thereof.  This Amendment and the other documents contemplated hereby have been duly executed and delivered on behalf of the Borrower and each of this Amendment, the Credit Agreement as amended by this Amendment and the other documents contemplated hereby constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms of each, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(b)           Compliance with Laws, etc.  The execution and delivery by the Borrower of this Amendment and the other documents contemplated hereby and the performance by the Borrower of this Amendment, the Credit Agreement as amended by this Amendment and the other documents contemplated hereby, will not violate any Requirement of Law or any Contractual Obligation of the Borrower, the violation of which could have a Material Adverse Effect.  No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Borrower in connection with the execution and delivery of this Amendment or the other documents contemplated hereby or the performance of or compliance with the terms, provisions and conditions of this Amendment, the Credit Agreement as amended by this Amendment or the other documents contemplated hereby.

(c)           No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement (as amended by this Amendment) and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6.  Expenses.  The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9.  Effect.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

Section 12.  Release of Guarantor.  The parties hereto acknowledge and agree that upon the effectiveness of this Amendment, Apple Ten Ventures Services, Inc., a Virginia corporation, is hereby released from its obligations under the Guaranty and shall no longer constitute a Guarantor under the Credit Agreement.

[Signatures commence on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

APPLE TEN HOSPITALITY, INC., a Virginia corporation

By: /s/ David P. Buckley
Name: David P. Buckley
Title: Vice President

[Signatures continue on the following page]

[Apple Ten Hospitality, Inc. Second Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swingline Lender and as a Lender

By: /s/ Anand J. Jobanputra
Name: Anand J. Jobanputra
Title: Senior Vice President, Hospitality Finance Group, Wells Fargo Bank, N.A.

[Signatures continue on the following page]

[Apple Ten Hospitality, Inc. Second Amendment to Credit Agreement]

KEY BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Tayven Hike
Name: Tayven Hike, CFA
Title: Vice President

[Signatures continue on the following page]

[Apple Ten Hospitality, Inc. Second Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ John Sletten
Name: John Sletten
Title: Vice President

[Signatures continue on the following page]

[Apple Ten Hospitality, Inc. Second Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Lori Y. Jensen
Name: Lori Y. Jensen
Title: Senior Vice President

[End signatures]

[Apple Ten Hospitality, Inc. Second Amendment to Credit Agreement]

SCHEDULE I

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$50,000,000.00
Key Bank National Association	$16,666,666.67
Bank of America, N.A.	$16,666,666.67
U.S. Bank National Association	$16,666,666.66
TOTAL	$100,000,000

SCHEDULE 6.1.(d)

Hotels

HOTEL LOCATION	OWNER	BRAND	NAME OF LENDER	AMOUNT OF INDEBTEDNESS	OUTSTANDING PRINCIPAL BALANCE AS OF 4/30/15	MATURITY DATE

Boca Raton, FL	Apple Ten Hospitality Ownership, Inc.	Hilton Garden Inn	N/A	N/A	N/A	N/A
Cedar Rapids, IA	Apple Ten Hospitality Ownership, Inc.	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Cedar Rapids, IA	Apple Ten Hospitality Ownership, Inc.	Homewood Suites	N/A	N/A	N/A	N/A
North Charleston, SC	Apple Ten Business Trust	Home2 Suites	N/A	N/A	N/A	N/A
Des Plaines, IL	Apple Ten OHare, LLC	Hilton Garden Inn	Wells Fargo	$22,500,000.00	$19,436,000	8/1/2016
Mason, OH	Apple Ten Hospitality Ownership, Inc.	Hilton Garden Inn	N/A	N/A	N/A	N/A
Columbia, SC	Apple Ten Business Trust	TownePlace Suites	N/A	N/A	N/A	N/A
Davenport, IA	Apple Ten Hospitality Ownership, Inc.	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Denver, CO(1)	Apple Ten SPE Denver, Inc.	Hilton Garden Inn	Well Fargo	$35,000,000	$35,000,000	6/2015
Fairfax, VA	Apple Ten Hospitality Ownership, Inc.	Marriott	N/A	N/A	N/A	N/A
Gainesville, FL	Apple Ten Hospitality Ownership, Inc.	Hilton Garden Inn	N/A	N/A	N/A	N/A
Gainesville, FL	Apple Ten SPE Gainesville, Inc.	Homewood Suites	Wells Fargo	$13,700,000.00	$12,374,000	5/8/2017
Hoffman Estates, IL	Apple Ten Illinois, LLC	Hilton Garden Inn	N/A	N/A	N/A	N/A
Houston, TX	Apple Ten Hospitality Ownership, Inc.	Residence Inn	N/A	N/A	N/A	N/A
Huntsville, AL	Sunbelt-I2HA, LLC	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Huntsville, AL	Sunbelt-I2HA, LLC	Home2 Suites	N/A	N/A	N/A	N/A
Jacksonville, NC	Apple Ten North Carolina, L.P.	Home2 Suites	N/A	N/A	N/A	N/A
Knoxville, TN	Apple Ten SPE Knoxville II, Inc.	Homewood Suites	Wells Fargo	$12,200,000.00	$10,776,000	10/8/2016
Knoxville, TN	Apple Ten Hospitality Ownership, Inc.	SpringHill Suites	N/A	N/A	N/A	N/A
Knoxville, TN	Apple Ten SPE Knoxville I, Inc.	TownePlace Suites	Berkadia	$8,400,000.00	$6,531,000	12/11/2015
Matthews, NC	Apple Ten North Carolina, L.P.	Fairfield Inn & Suites	N/A	N/A	N/A	N/A
Merrillville, IN	Apple Ten Hospitality Ownership, Inc.	Hilton Garden Inn	N/A	N/A	N/A	N/A
Mobile, AL	Apple Ten Hospitality Ownership, Inc.	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Nashville, TN	Sunbelt-TNT, LLC	TownePlace Suites	N/A	N/A	N/A	N/A
Nassau Bay, TX	Apple Ten Hospitality Ownership, Inc.	Courtyard	N/A	N/A	N/A	N/A
Oceanside, CA	Apple Ten Hospitality Ownership, Inc.	Courtyard	N/A	N/A	N/A	N/A
Omaha, NE	Apple Ten Nebraska, LLC	Hilton Garden Inn	N/A	N/A	N/A	N/A
Pensacola, FL	Apple Ten Hospitality Ownership, Inc.	TownePlace Suites	N/A	N/A	N/A	N/A
Richmond, VA	Apple Ten Hospitality Ownership, Inc.	SpringHill Suites	N/A	N/A	N/A	N/A
Round Rock, TX	Apple Ten Hospitality Ownership, Inc.	Homewood Suites	N/A	N/A	N/A	N/A
Scottsdale, AZ	Apple Ten SPE Scottsdale, Inc.	Hilton Garden Inn	Wells Fargo	$11,250,000.00	$9,948,000	2/1/2017
Skokie, IL	Apple Ten Skokie, LLC	Hampton Inn & Suites	Wells Fargo	$20,500,000.00	$17,955,000	7/1/2016
South Bend, IN	Apple Ten Hospitality Ownership, Inc.	Fairfield Inn & Suites	N/A	N/A	N/A	N/A
Tallahassee, FL	Sunbelt-FTH, LLC	Fairfield Inn & Suites	N/A	N/A	N/A	N/A
Winston-Salem, NC	Apple Ten North Carolina, L.P.	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Oklahoma City, OK	Apple Ten Oklahoma, LLC	Homewood Suites	N/A	N/A	N/A	N/A
Denton, TX	Apple Ten Hospitality Ownership, Inc.	Homewood Suites	N/A	N/A	N/A	N/A
Happy Valley (Phoenix), AZ	Apple Ten Hospitality Ownership, Inc.	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Happy Valley (Phoenix), AZ	Apple Ten Hospitality Ownership, Inc.	Homewood Suites	N/A	N/A	N/A	N/A
Phoenix, AZ	Apple Ten Hospitality Ownership, Inc.	Courtyard	N/A	N/A	N/A	N/A
Maple Grove, MN	Apple Ten Hospitality Ownership, Inc.	Hilton Garden Inn	N/A	N/A	N/A	N/A
Omaha, NE	Apple Ten Nebraska, LLC	Hampton Inn & Suites	N/A	N/A	N/A	N/A
Omaha, NE	Apple Ten Nebraska, LLC	Homewood Suites	N/A	N/A	N/A	N/A
Colorado Springs	Apple Ten SPE Colorado Springs, Inc.	Hampton Inn & Suites	Wells Fargo	$8,450,000	$8,077,000	7/6/2021
Dallas, TX	Apple Ten Hospitality Ownership, Inc.	Homewood Suites	N/A	N/A	N/A	N/A
Fort Lauderdale/ Dania Beach, FL	Apple Ten Hospitality Ownership, Inc.	Residence Inn	N/A	N/A	N/A	N/A

Franklin, TN(2)	Apple Ten SPE Franklin I, Inc.	Courtyard	Wells Fargo	$15,246,000	$14,963,000	8/6/2021
Franklin, TN(2)	Apple Ten SPE Franklin II, Inc.	Residence Inn	Wells Fargo	$15,246,000	$14,963,000	8/6/2021
Houston/Shenandoah, TX	Apple Ten Hospitality Ownership, Inc.	Courtyard	N/A	N/A	N/A	N/A
Oklahoma City, OK	Apple Ten Oklahoma, LLC	Hilton Garden Inn	N/A	N/A	N/A	N/A
Oklahoma City/West, OK	Apple Ten Oklahoma, LLC	Homewood Suites	N/A	N/A	N/A	N/A
San Juan Capistrano, CA (3)	Apple Ten SPE Capistrano, Inc.	Residence Inn	Wells Fargo	$17,150,000	$16,569,000	6/1/2020
Tustin, CA	Apple Ten Hospitality Ownership, Inc.	Fairfield Inn & Suites	N/A	N/A	N/A	N/A
Tustin, CA	Apple Ten Hospitality Ownership, Inc.	Residence Inn	N/A	N/A	N/A	N/A
(1)	Loan closed in June 2015
(2)	One loan secured by both hotels. For purposes of presentation have shown half of loan on each property.
(3)	Property acquired in June 2015.

SCHEDULE 6.1.(j)

Ownership Structure
Subsidiary	Equity Interest Holder	Type of Equity Interests Held	Percentage of Outstanding Equity Interests Held
Apple Ten Alabama Services, LLC	Apple Ten Hospitality Management, Inc.	Membership interest	100%
Apple Ten Business Trust	Apple Ten Hospitality Ownership, Inc.	Trust interest	100%
Apple Ten Hospitality, Inc.	Apple REIT Ten Inc.	100 shares common stock	100%
Apple Ten Hospitality Management, Inc.	Apple Ten Hospitality, Inc.	100 shares common stock	100%
Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality, Inc.	100 shares common stock	100%
Apple Ten Hospitality Texas Services, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Hospitality Texas Services II, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Hospitality Texas Services III, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Hospitality Texas Services IV, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Illinois, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	100%
Apple Ten NC GP, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten NC LP, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten North Carolina, L.P.	Apple Ten NC GP, Inc.	Partnership interest	1%
Apple Ten North Carolina, L.P.	Apple Ten NC LP, Inc.	Partnership interest	99%
Apple Ten Nebraska, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	100%
Apple Ten OHare, LLC	Apple Ten SPE O’Hare, Inc.	Membership interest	1%
Apple Ten OHare, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	99%
Apple Ten Oklahoma, LLC	Apple REIT Ten Inc.	Membership interest	100%
Apple Ten Residential, Inc.	Apple REIT Ten Inc.	100 shares common stock	100%
Apple Ten Skokie, LLC	Apple Ten SPE Skokie, Inc.	Membership interest	1%
Apple Ten Skokie, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	99%
Apple Ten SPE Capistrano, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Colorado Springs, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Denver, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Franklin I, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Franklin II, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Gainesville, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Knoxville I, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Knoxville II, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE OHare, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Scottsdale, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%
Apple Ten SPE Skokie, Inc.	Apple Ten Hospitality Ownership, Inc.	100 shares common stock	100%

Subsidiary	Equity Interest Holder	Type of Equity Interests Held	Percentage of Outstanding Equity Interests Held
Apple Ten Florida Services, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Oklahoma Services, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Colorado Springs, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Capistrano, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Denver, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Franklin I, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Franklin II, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Gainesville, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Knoxville I, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Knoxville II, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services OHare, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Scottsdale, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Services Skokie, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Apple Ten Ventures, Inc.	Apple REIT Ten Inc.	100 shares common stock	100%
Apple Ten Ventures Services, Inc.	Apple Ten Hospitality Management, Inc.	100 shares common stock	100%
Sunbe1t-FTH, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	100%
Sunbelt-I2HA, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	100%
Sunbelt-TNT, LLC	Apple Ten Hospitality Ownership, Inc.	Membership interest	100%

SCHEDULE 6.1.(k)

Indebtedness and Guaranties

Property	Lender	Maturity Date	Borrowing Entity	Original Principal	Balance 5/31/2015
Knoxville, TN TownePlace Suites	Berkadia	12/11/15	Apple Ten SPE Knoxville I, Inc.	8,400,000	6,510,000
Knoxville, TN Homewood Suites	Wells Fargo	10/8/16	Apple Ten SPE Knoxville II, Inc.	12,200,000	10,757,000
Gainesville, FL Homewood Suites	Wells Fargo	5/8/17	Apple Ten SPE Gainesville, Inc.	13,700,000	12,353,000
Skokie, IL Hampton Inn	Wells Fargo	7/1/16	Apple Ten Skokie, LLC	20,500,000	17,923,000
Chicago O'Hare/ Des Plaines, IL Hilton Garden Inn	Wells Fargo	8/1/16	Apple Ten O'Hare, LLC	22,500,000	19,398,000
Scottsdale, AZ Hilton Garden Inn	Wells Fargo	2/1/17	Apple Ten SPE Scottsdale, Inc.	11,250,000	9,948,000
Colorado Springs, CO Hampton Inn	Wells Fargo	7/6/21	Apple Ten SPE Colorado Springs, Inc.	8,450,000	8,067,000
Franklin, TN Courtyard 1	Wells Fargo	8/6/21	Apple Ten SPE Franklin I, Inc.	15,637,500	14,945,000
Franklin, TN Residence Inn 1	Wells Fargo	8/6/21	Apple Ten SPE Franklin II, Inc.	15,637,500	14,945,000
San Juan Capistrano, CA Residence Inn	Wells Fargo	6/1/20	Apple Ten SPE Capistrano, Inc.	17,150,000	16,569,000
Denver, CO Hilton Garden Inn 2	Wells Fargo	6/11/25	Apple Ten SPE Denver, Inc.	35,000,000	35,000,000

1 One loan secured by both hotels. For purposes of presentation 50% of loan has been allocated to each property
2 Loan closed on 6/10/15.

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of July 2, 2015 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the Lenders under the Credit Agreement referred to below.

WHEREAS, Apple Ten Hospitality, Inc. (the “Borrower”), the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of July 26, 2013, as modified by that certain First Amendment to Credit Agreement dated as of October 3, 2013 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of July 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a Second Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1.  Reaffirmation.  Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2.  Governing Law.  THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Counterparts.  This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures commence on following page.]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

APPLE REIT TEN, INC., a Virginia corporation

By:
Name:
Title:

APPLE TEN BUSINESS TRUST, a Virginia trust
By: Apple Ten Hospitality Ownership, Inc., as Trustee

By:
Name:
Title:

APPLE TEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:
Name:
Title:

APPLE TEN ILLINOIS, LLC, a Virginia limited liability company
By: Apple Ten Hospitality Ownership, Inc., as Managing Member

By:
Name:
Title:

[Signatures continue on the following page]

[Apple Ten Hospitality, Inc. Guarantor Acknowledgment]

APPLE TEN NORTH CAROLINA, L.P., a Virginia limited partnership
By: Apple Ten NC GP, Inc., its General Partner

By:
Name:
Title:

APPLE TEN NEBRASKA, LLC, a Virginia limited liability company
By: Apple Ten Hospitality Ownership, Inc., as Managing Member

By:
Name:
Title:

SUNBELT – FTH, LLC, a Florida limited liability company
By: Apple Ten Hospitality Ownership, Inc., as Managing Member

By:
Name:
Title:

SUNBELT – I2HA, LLC, an Alabama limited liability company
By: Apple Ten Hospitality Ownership, Inc., as Managing Member

By:
Name:
Title:

[Signatures continue on the following page]

[Apple Ten Hospitality, Inc. Guarantor Acknowledgment]

SUNBELT – TNT, LLC, an Alabama limited liability company
By: Apple Ten Hospitality Ownership, Inc., as Managing Member

By:
Name:
Title:

APPLE TEN OKLAHOMA, LLC, a Virginia limited liability company
By: Apple REIT Ten, Inc., as Managing Member

By:
Name:
Title:

[End signatures]

[Apple Ten Hospitality, Inc. Guarantor Acknowledgment]